     As filed with the Securities and Exchange Commission on April 11, 2001.

                                                          REGISTRATION NO.  333-

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               CNET NETWORKS, INC.

             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                    13-3696170
(State or Other Jurisdiction of                      (I.R.S. Employer
 Incorporation or Organization)                   Identification Number)

                               150 CHESTNUT STREET
                             SAN FRANCISCO, CA 94111
               (Address of Principal Executive Offices) (Zip Code)

                  2000 CNET NETWORKS, INC. STOCK INCENTIVE PLAN
              ZIFF-DAVIS INC. 1998 INCENTIVE COMPENSATION PLAN (1)
                APOLLO SOLUTIONS, INC. 2000 STOCK OPTION PLAN (2)
                            (Full Title of the Plan)

                                  SHELBY BONNIE
                             CHIEF EXECUTIVE OFFICER
                               CNET NETWORKS, INC.
                               150 CHESTNUT STREET
                             SAN FRANCISCO, CA 94111
                     (Name and Address of Agent for Service)
                                 (415) 395-7800
                     (Telephone Number, Including Area Code,
                              of Agent for Service)
                                   Copies to:

                             RICHARD CAPELOUTO, ESQ.
                              DANIEL CLIVNER, ESQ.
                           Simpson Thacher & Bartlett
                              3373 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 251-5000



                                              CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                   Proposed Maximum           Proposed Maximum
Title of Securities to be          Amount to be    Offering Price Per         Aggregate Offering Price    Amount of
Registered                         Registered(3)   Share(4)                   Per Share                   Registration Fee
-------------------------          -------------   ------------------         ------------------------    ----------------
Common Stock, $0.0001 par value.   10,867,066      $**                        $215,975,715                $53,993.93

(1) Ziff-Davis Inc. (now known as ZDNet, Inc.) is a Delaware corporation and newly acquired subsidiary of the Registrant. Outstanding options issued under this plan are being replaced with options to acquire shares of the Registrant's common stock.

(2) Apollo Solutions, Inc. is an Illinois corporation and newly acquired subsidiary of the Registrant. Outstanding options issued under this plan are being replaced with options to acquire shares of the Registrant's common stock.

(3) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this registration statement is deemed to include additional shares of the Registrant's common stock to be offered or sold pursuant to the antidilution provisions of each of the 2000 CNET Network, Inc. Stock Incentive Plan ("CNET Plan"), the Ziff-Davis Inc. 1998 Incentive Compensation Plan ("Z-D Plan") and the Apollo Solutions, Inc. 2000 Stock Option Plan ("Apollo Plan").

(4) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act as follows: based on the (i) 55,208 shares of common stock reserved for issuance under the Apollo Plan subject to stock options already granted thereunder at an average exercise price of $2.30 per share, (ii) 5,811,562 shares of common stock reserved for issuance under the Z-D Plan subject to stock options already granted thereunder at an average exercise price of $20.31 per share, and (iii) 518,000 shares of common stock reserved for issuance under the CNET Plan and 4,482,296 shares subject to stock options already granted thereunder at an average exercise price of $20.742 per share.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENT BY REFERENCE.

         The following documents were filed with the Securities and Exchange Commission by CNET Networks, Inc. ("CNET"):

         (i) CNET's Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 filed on September 8, 2000;

         (ii) CNET's Annual Report on Form 10-K for the year ended December 31, 2000;

         (iii) CNET's Current Reports on Form 8-K filed on January 23, 2001, January 26, 2001 and February 7, 2001; and

         (iv) The descriptions of CNET common stock, par value $.0001 per share ("CNET Common Stock"), set forth in CNET's registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such descriptions.

    All documents subsequently filed by CNET pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Sharon Le Duy, Vice President - Business and Legal Affairs of CNET, is opining on the legality of securities being issued in connection with this Registration Statement on Form S-8.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 (a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the

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

corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

    Section 145 (b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

    Section 145 (g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

    The Registrant's bylaws and certificate of incorporation provide for the mandatory indemnification of its directors, officers, and to the extent authorized by the board of directors, employees and other agents, to the maximum extent permitted by the Delaware Corporation Law, and CNET has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    (i)    3.1    Amended and Restated Certificate of Incorporation of CNET
                  (incorporated by reference to Exhibit 1.1 to CNET's Annual
                  Report on Form 10-K for the fiscal year ended December 31,
                  2000).

    (ii)   3.2    Restated Bylaws of CNET (incorporated by reference to Exhibit
                  3.4 to CNET's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

    (iii)  4.1    Stockholder Agreement, dated as of July 19, 2000, among CNET,
                  Softbank America Inc, and Softbank Corp. (incorporated by reference to Exhibit 99.2 to CNET's Current report on Form 8-k dated July 21, 2000).

    (iv)   4.2    2000 CNET Networks, Inc. Stock Incentive Plan

    (v)    4.3    Ziff-Davis Inc. 1998 Incentive Compensation Plan

    (vi)   4.4    Apollo Solutions, Inc. 2000 Stock Option Plan

    (vii)  5.1    Opinion of Sharon Le Duy, Vice President - Business and Legal
                  Affairs of CNET regarding the legality of securities being issued.

    (viii) 23.1   Consent of Sharon Le Duy (included as part of her opinion
                  filed as Exhibit 5.1 and incorporated herein by reference).

    (ix)   23.2   Consent of KPMG LLP.

    (x)    24.1   Powers of Attorney (included on the signature page of this
                  Form S-8 and incorporated herein by reference).

ITEM 9.  UNDERTAKINGS.

       (a)        The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON APRIL 11, 2001.

                                               CNET Networks, Inc.


                                               By: /s/ Shelby W. Bonnie
                                                  ----------------------------
                                               Name: Shelby W. Bonnie
                                               Title:  Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Shelby Bonnie and Doug Woodrum and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


    Signature                                   Title                                Date
    ---------                                   -----                                ----
/s/ Shelby W. Bonnie                      Chairman of the Board and Chief         April 11, 2001
--------------------------                Executive Officer
Shelby W. Bonnie


/s/ Daniel L. Rosensweig                  President                               April 11, 2001
--------------------------
Daniel L. Rosensweig


/s/ Douglas N. Woodrum                    Executive Vice President                April 11, 2001
--------------------------                And Chief Financial Officer
Douglas N. Woodrum


/s/ John C. Colligan                      Director                                April 11, 2001
--------------------------
John C. "Bud" Colligan


/s/ Mitchell Kertzman                     Director                                April 11, 2001
--------------------------
Mitchell Kertzman


/s/ Eric Robison                          Director                                April 11, 2001
--------------------------
Eric Robison


/s/ David P. Overmyer                     Senior Vice President, Finance and      April 11, 2001
--------------------------                Administration (Principal Accounting
David P. Overmyer                         Officer)

                                 EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
  3.1             Amended and Restated Certificate of Incorporation of CNET
                  (incorporated by reference to Exhibit 1.1 to CNET's Annual
                  Report on Form 10-K for the fiscal year ended December 31,
                  2000).

  3.2             Restated Bylaws of CNET (incorporated by reference to Exhibit
                  3.4 to CNET's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

  4.1             Stockholder Agreement, dated as of July 19, 2000, among CNET,
                  Softbank America Inc, and Softbank Corp. (incorporated by reference to Exhibit 99.2 to CNET's Current report on Form 8-k dated July 21, 2000).

  4.2*            2000 CNET Networks, Inc. Stock Incentive Plan

  4.3*            Ziff-Davis Inc. 1998 Incentive Compensation Plan

  4.4*            Apollo Solutions, Inc. 2000 Stock Option Plan

  5.1*            Opinion of Sharon Le Duy, Vice President - Business and Legal
                  Affairs of CNET, regarding the legality of securities being issued.

  23.1 Consent of Sharon Le Duy (included as part of her opinion filed at Exhibit 5.1 and incorporated herein by reference).

  23.2*           Consent KPMG LLP.

  24.1* Powers of Attorney (included on the signature page of this Form S-8 and incorporated herein by reference).

----------
* filed herewith